Exhibit 99.2

PodcastOne (Nasdaq: PODC) to Report Second Quarter Fiscal 2027 Financial Results on November 12, 2026

Management to host conference call and webcast to discuss the results at 12:30 pm ET on that day

LOS ANGELES, CA / ACCESS Newswire / November 11, 2026 / PodcastOne (Nasdaq: PODC), a leading publisher and podcast sales network, announced today the planned earnings release date and conference call timing for its second quarter (“Q2 Fiscal 2027”) of its fiscal year ending March 31, 2027 (“Fiscal 2027”).

PodcastOne plans to announce its full operating and financial results for Q2 Fiscal 2027 and host an investor webcast to discuss the results and provide a business update on Thursday, November 12th, 2026 at 12:30 pm Eastern Time (9:30 am Pacific Time).

To access the conference call or webcast, please use the following information:

Date:	Thursday, November 12, 2026
Time:	12:30 pm ET (9:30 am PT)
Webcast Link:	https://events.q4inc.com/attendee/272989708
Dial-in:	(833) 461-5787
International Dial-in:	(585) 542-9983
Conference Code:	272 989 708

About PodcastOne, Inc.

PodcastOne (NASDAQ:PODC) is a leading podcast platform that provides creators and advertisers with a comprehensive 360-degree solution in sales, marketing, public relations, production, and distribution. PodcastOne has surpassed 3.9 billion total downloads with a community of 200 top podcasters, including Adam Carolla, Kaitlyn Bristowe, Jordan Harbinger, LadyGang, A&E's Cold Case Files, and Varnamtown. PodcastOne has built a distribution network reaching over 1 billion monthly impressions across all channels, including YouTube, Spotify, Apple Podcasts, and iHeartRadio. PodcastOne is also the parent company of PodcastOne Pro which offers fully customizable production packages for brands, professionals, or hobbyists. For more information, visit www.podcastone.com and follow us on Facebook, Instagram, YouTube, and X at @podcastone.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are "forward-looking statements," which may often, but not always, be identified by the use of such words as "may," "might," "will," "will likely result," "would," "should," "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "continue," "target" or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne's reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne's and PodcastOne's ability to consummate any proposed financing, acquisition, merger, distribution or other transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne's ability to continue as a going concern; PodcastOne's ability to attract, maintain and increase the number of its listeners; PodcastOne identifying, acquiring, securing and developing content; LiveOne's intent to repurchase shares of its and/or PodcastOne's common stock from time to time under LiveOne's stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne's ability to maintain compliance with certain financial and other covenants under its senior secured debentures and potential effects on PodcastOne of LiveOne's non-compliance; PodcastOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management's relationships with industry stakeholders; LiveOne's ability to repay its indebtedness when due; PodcastOne's obligations under LiveOne's senior secured debentures as a result of PodcastOne having entered into a Subsidiary Guarantee and related Security Agreement with the holders of such debentures, which debentures are secured by all of the assets of LiveOne, PodcastOne and their respective subsidiaries; LiveOne's ability to satisfy the conditions for closing on its announced additional convertible debentures financing; uncertain and unfavorable outcomes in legal proceedings and/or PodcastOne's and/or LiveOne's ability to pay any amounts due in connection with any such legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of PodcastOne, LiveOne and/or LiveOne's other subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in PodcastOne's Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the U.S. Securities and Exchange Commission (the "SEC") on June 29, 2026, Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026, and in PodcastOne's other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and PodcastOne disclaims any obligation to update these statements, except as may be required by law. PodcastOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

PodcastOne Press Contact:

Paul Manley
pmanley@podcastone.com